UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2021

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B
Solon	OH	44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information in Item 7.01 below regarding the estimated stockholders’ equity of Energy Focus, Inc. (the “Company”) as of December 31, 2020 is incorporated in this Item 2.02 by reference.

Item 7.01. Regulation FD Disclosure.

As previously reported, on August 17, 2020, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternatives of market value of listed securities or net income from continuing operations.

In accordance with Nasdaq Listing Rules, the Company had 45 calendar days, or until October 1, 2020, to submit a plan to regain compliance with Nasdaq’s listing standards. On October 5, 2020, based on the Company’s timely submission of its plan, Nasdaq granted the Company an extension through February 15, 2021 to regain compliance with the Rule, subject to the Company complying with certain terms of the extension that were included in the Company’s plan that was presented to Nasdaq.

In December 2020, the Company entered into amendments with holders of all outstanding warrants to purchase its common stock. The terms of the amendments are described in further detail below. The amendments are intended to reclassify the outstanding warrants for equity accounting treatment, eliminating the mark-to-market adjustment at each balance sheet date, as of the effective date of the amendments. As a result of the amendments, the final mark-to-market adjustment as of the amendment date is expected to result in a positive income statement impact of approximately $1.2 million in non-cash income during the fourth quarter of 2020. In addition, the amendments result in reclassification of approximately $1.4 million from liabilities to stockholders’ equity on the balance sheet.

The total impact resulting from the amendments made to the terms of the warrants to stockholders’ equity will be a $2.6 million increase upon the effective date of the amendments compared to the end of third quarter 2020. As a result of these amendments, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market.

Nasdaq will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement, and if at the time of the Company’s next periodic report (its Annual Report on Form 10-K for the year ended December 31, 2020, expected to be filed in March 2021) the Company does not evidence compliance, it may be subject to delisting. Further, if the Company fails to maintain compliance with the Rule, the Company may be subject to delisting. In such an event, Nasdaq Listing Rules permit the Company to appeal any delisting determination to a Nasdaq Hearing Panel. There can be no assurance that the Company will be able to maintain compliance with the Rule or maintain its listing on the Nasdaq Capital Market.

Description of the Warrant Amendments

In January 2020, the Company completed a registered direct offering for the sale of 688,360 shares of its common stock to certain institutional investors, at a purchase price of $3.37 per share. It also sold, to the same institutional investors, warrants to purchase up to 688,360 shares of common stock at an exercise price of $3.37 per share in a concurrent private placement for a purchase price of $0.625 per warrant. In addition to cash commission and expenses paid to the placement agent, the Company also issued warrants to the placement agent to purchase up to 48,185 shares of common stock at an exercise price of $4.99 per share. Net proceeds from the sale of common stock and warrants were approximately $2.3 million in the aggregate, net of expenses.

During the year ended December 31, 2020, 269,240 warrants were exercised resulting in total proceeds of $918 thousand. Warrants to purchase an aggregate of 467,306 shares remain outstanding at December 31, 2020 with a weighted average exercise price of $3.51 per share. The exercise of warrants could provide the Company with cash proceeds of up to $1.6 million in the aggregate.

The warrants originally contained a provision for net cash settlement in the event that there is a fundamental transaction involving the Company (e.g., merger, sale of substantially all assets, tender offer, or share exchange). If a fundamental transaction occurred in which the consideration issued consisted of all cash or stock in a non-public company, then the warrant holder would have had the option to receive cash equal to a Black-Scholes value of the remaining unexercised portion of the warrant. As a result of the amendments to the warrants, the remaining Black-Scholes value of the warrant will now be satisfied in the same form of consideration as all other common stockholders receive in the fundamental transaction, eliminating the option to require cash payment to a warrant holder notwithstanding if common stockholders receive another form of consideration.

Previously, the warrants were classified as liabilities, as opposed to equity, due to the potential difference in the form of settlement upon occurrence of a fundamental transaction between warrant holders and equity holders, and as a result were recorded at their fair values at each balance sheet date. The warrant liabilities were then revalued at fair value at each balance sheet date subsequent to the initial issuance. Changes in the fair market value of the warrant were reflected in the consolidated statement of operations as income (expense) based upon the change in fair value of warrants. As a result of the amendments to the warrants, a final revaluation was made as of the amendment date. As of the amendment date, the changes in the fair value since September 30, 2020 are expected to result in a positive income statement impact of approximately $1.2 million in non-cash income during the fourth quarter of 2020. The reclassification of the warrants also transfers approximately $1.4 million from liabilities to stockholders’ equity on the balance sheet. The total impact to stockholders’ equity will be a $2.6 million increase on the effective date for the warrant amendments and will be the same at the end of the fourth quarter 2020 compared to the end of the third quarter of 2020.

The information provided above is being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “feels,” “seeks,” “forecasts”, “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made in light of the information currently available to us, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this report. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) disruptions and a slowing in the U.S. and global economy and business interruptions experienced by us, our customers and our suppliers as a result of the COVID-19 pandemic and related stay-at-home orders, quarantine policies, school attendance restrictions and restrictions on travel, trade and business operations; (ii) our ability to realize the expected novelty, disinfection effectiveness, affordability and estimated delivery timing of our UVCD products and their performance and cost compared to other products; (iii) market acceptance of our LED lighting, control and UVCD technologies and products; (iv) our need for additional financing in the near term to continue our operations; (v) our ability to refinance or extend maturing debt on acceptable terms or at all; (vi) our ability to continue as a going concern for a reasonable period of time; (vii) our ability to implement plans to increase sales and control expenses; (viii) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (ix) our ability to add new customers to reduce customer concentration; (x) our reliance on a limited number of third-party suppliers and research and development partners, our ability to manage third-party product development and obtain critical components and finished products from such suppliers on acceptable terms and of acceptable quality, and the impact of our fluctuating demand on the stability of such suppliers; (xi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xii) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (xiii) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (xiv) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; (xv) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xvi) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xvii) the impact of any type of legal inquiry, claim or dispute; (xviii) general economic conditions in the United States and in other markets in which we operate or secure products; (xix) our dependence on military maritime customers and on the levels and timing of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xx) the possible impact on our military maritime customers and their ability to honor the timing for existing orders or place future orders due to COVID-19 breakouts amongst personnel that might impact the use of ships in service; (xxi) business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires, or from health epidemics or pandemics or other contagious outbreaks; (xxii) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xxiii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxiv) any flaws or defects in our products or in the manner in which they are used or installed; (xxv) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxvi) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxvii) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; (xxviii)our ability to maintain effective internal controls and otherwise comply with our obligations as a public company; and (xxix) our ability to regain compliance with the continued listing standards of The Nasdaq Stock Market. For additional factors that could cause our actual results to differ materially from the forward-looking statements, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2021

ENERGY FOCUS, INC.

	By:	/s/ Tod A. Nestor
	Name:	Tod A. Nestor
	Title:	President and Chief Financial Officer